--


                           BY-LAWS

                             of

                         APL LIMITED


                          ARTICLE I
                           Offices

   Section 1. Registered Office. The registered office of the Company in the State of Delaware and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

      Section 2. Other Offices. The Company shall have its principal office at 1111 Broadway, Oakland, California 94607 and shall also have offices at such other places as the President and the Board of Directors may from time to time designate or appoint, or as the business of the Company may require.


                         ARTICLE II

                          Directors

   Section 1. Powers. The corporate powers, business and property of the Company shall be vested in and exercised, conducted and controlled by the Board of Directors which may exercise all said powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

   Section  2. Determination of Number. The exact number  of
Directors who
   shall constitute the Board of Directors shall be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of said Board; provided, that notice of such proposed action shall have been given in the notice for such regular or special meeting; and provided, further, however, that in no event shall the number of directors be less than five. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

   Section 3. Nominations. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made by the Board or on behalf of the Board by the Nominating Committee appointed by the Board, or by any stockholder of the Company entitled to vote for the election of Directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company, and received by him not less than thirty (30) days nor more than sixty (60) days prior to any meeting of stockholders called for the election of Directors; provided, however, that if less than thirty-five (35) days' notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary of the Company not later than the close of business on the seventh
(7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent Director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii)
the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations Regulation 14A of the Securities Exchange Act of 1934.

   The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                         ARTICLE III

                    Meetings of Directors

   Section 1. Place of Meetings. Meetings of the Board of Directors of the Company whether regular, special or adjourned shall be held at the principal office of the Company, as specified in Section 2 of Article I hereof, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any meeting shall be valid wherever held, if held upon the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Company.

   Section 2. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders, every second month thereafter and at such other times as may be designated from time to time by resolution of the Board of Directors.

      Section 3.  Special Meetings.  Special meetings of the
Board of Directors may be called at any time by the Chairman or the President of the Company or by any four Directors.

      Section 4. Notice of Meetings. Written notice of the time and place of special meetings of the Board of Directors shall be delivered at least two (2) days before the meeting personally to each Director, or sent in writing, by mail addressed to such Director, at his address as it appears on the records of the Company, with postage thereon prepaid; such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that if a special meeting is called by the Chairman or the President or by any four Directors because the need for urgent action exists, then each Director shall be given not less than three (3) hours' notice, and such notice shall be deemed given once it has been conveyed to a Director in person or by telephone or an attempt has been made to give such notice by telephoning a Director at his home telephone number and his business office telephone number as such numbers are shown in the Secretary's records. Notice to Directors may also be given by telex or telegram.

   Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

   Section 5. Quorum. A majority of the authorized number of Directors shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

   Section 6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

   Section  7. Telephone Meetings. Members of the  Board  of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                         ARTICLE IV

                          Officers

     Section 1. Officers. The officers of the Company shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and a Controller. The salary which each said officer shall receive, and the manner and times of its payment, shall be fixed and determined by the Board of Directors upon the advice of the Compensation Committee and may be altered by said Board from time to time at its discretion.

   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

   The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

      Section 2. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and the stockholders and shall do and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 3. President. The President shall be the Chief Executive Officer of the Company. He shall be a member of the Board of Directors and of the Executive Committee thereof and, except for the Compensation Committee and the Audit Committee, an ex officio member of all other committees thereof, and he shall have responsibility for the general management and direction of the business of the Company, subject to control and direction of the Board of Directors. In the absence or disability of the Chairman, he shall perform the duties of the Chairman of the Board and, when so acting, shall have all of the powers of and be subject to all the restrictions upon the Chairman of the
Board.                                                   The
President shall, in the absence of the Chairman of the Board, preside at meetings of the Board of Directors and the stockholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 4. Vice Presidents. In the event of the absence or disability of the Chairman of the Board and the President, the Vice Presidents, in the order designated by the Directors or, in the absence of any designation, then in the order of their election, shall perform the duties of the Chairman of the Board and the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


      Section 5. The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform similar duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the President, under whose supervision such officer shall be.

   The Secretary shall have custody of the corporate seal of the Company and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

   Section 6. The Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

   The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer.

   The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

   Section 7. Controller. The Controller shall have charge of the Company's books of accounts, records and auditing, and generally do and perform all such other duties as pertain to such office, and as may be required by the Board of Directors. The Controller shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, a report on the financial condition of the Company.

   Section 8. Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Company, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board of Directors or limited by law.

                          ARTICLE V

                  Meetings of Stockholders

   Section 1. Meetings. Annual meetings of stockholders shall be held in the City of Oakland, State of California, at the principal office of the Company, as specified in
Section 2 of Article I hereof, or at such other place either within or without the State of Delaware as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At the annual meeting the stockholders shall elect by a plurality vote the number of Directors equal to the number of Directors of the class whose term expires at such meeting (or, if fewer, the number of Directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election and shall transact such other business as may properly be brought before the meeting.

      To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the Secretary of the Company must have received notice in writing from the stockholder not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than thirty-five (35) days' notice of the meeting is given to stockholders, such notice shall have been received by the Secretary of the Company not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed.

     Such written notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(iii) the class and number of shares of stock of the Company beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. Notwithstanding any other provision in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.

   Section 3. Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or by the President.

   Section 5. Notice of Meeting. Written notice of any annual or special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be given not less than ten (l0) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

   Whenever notice is required to be given to any stockholder, such notice shall be given in writing, by mail, addressed to each stockholder at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

   Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   Section 7. Conduct of Meetings. The Chairman of the Board, or such other officer as may preside at any meeting of the stockholders, shall have the authority to establish from time to time, such rules for tile conduct of such meetings, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Company and the stockholders in attendance in person or by proxy.


                         ARTICLE VI

            Committees of the Board of Directors

      Section 1. Executive Committee. The Board of Directors shall appoint an Executive Committee to consist of the President and not less than two (2) nor more than six
(6) other Directors of the Company. The Executive Committee shall meet at such times and places as it may determine. The Executive Committee shall have and may exercise when the Board is not in session all the powers of the Board in the management of the business and affairs of the Company, without limitation, except as set forth in Section 9 below.

   Section 2. Nominating Committee. The Board of Directors shall appoint a Nominating Committee consisting of three Directors of the Company who shall not be officers of the
Company. The Nominating Committee shall recommend to the Board the number of Directors which best meets the requirements of the Company; identify, evaluate, review and recommend to the Board qualified candidates to fill vacancies on the Board and any newly created directorships resulting from an increase in the number of Directors; recommend to the Board the individuals to constitute the nominees of the Board for election as directors at the annual meeting of stockholders; recommend to the Board a list of Directors selected as members of each committee of the Board; and perform such other duties as may be assigned by the Board.

      Section 3. Compensation Committee. The Board shall appoint a Compensation Committee consisting of three (3) or more Directors of the Company. The Compensation Committee shall review annually and recommend to the Board of Directors the level of compensation of the Chairman of the Board and the President, giving consideration for each to the amount and composition of his total compensation in terms of salary, stock options and other benefits; review annually the recommendations of the Chairman of the Board and the President concerning salaries and other compensation of all senior officers reporting to each of them, as well as review from time to time other conditions of employment; administer the 1989 Stock Incentive Plan, the 1992 Directors' Stock Option Plan, the 1995 Stock Bonus Plan and year-end bonus plans; review and make recommendations to the Board of Directors for changes in the Company's compensation and benefit plans and practices; and administer other compensation plans that may be adopted from time to time as authorized by the Board of Directors.

   Section 4. Audit Committee. The Board of Directors shall appoint an Audit Committee of three or more Directors of the Company who shall not be officers of the Company. The Audit Committee shall receive from and review with the Company's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be appointed each year by the Board; review consulting services made by the Company's independent auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal accounting and control systems; and review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company.

      Section 5. Quorum and Vacancies. A majority of the members of the committee (which majority shall, in the case of the Executive Committee, include the President) shall constitute a quorum for the transaction of business. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

   Section 6. Notice and Emergency Action. Notice of the time and place of committee meetings shall be given in writing or by telephone or in person, by any member of the committee, to all members of the committee at least two (2) days' prior to the time of holding such meeting; provided, however, that such notice requirement shall not be applicable if any member of the Executive Committee deems it necessary to cause the Executive Committee to act on an urgent basis. In the event a member of the Executive Committee deems such urgent action necessary, such member shall attempt to contact each other member of the Executive Committee by telephone for the purpose of having each such member consider and act upon the urgent matter or matters presented. Such consideration and action may take place by telephone without convening in meeting. The quorum and voting requirements set forth in Section 5 above shall pertain to such urgent action, and for this purpose all persons reached by telephone shall be deemed to be present. The member of the Executive Committee who calls for urgent action in the manner described herein, immediately following the approval or disapproval of any action thereby proposed, shall report such action to the Secretary of the Company for the purpose of having it described in the minutes of the Executive Committee. Such report and minutes shall also include a recitation of all efforts made by the member calling for such action to contact other Executive Committee members by telephone.

   Section 7. Minutes; Reports to Board. Each committee shall keep regular minutes of its meetings. All actions of the committees shall be reported to the Board of Directors at the meeting of the Board of Directors next succeeding such action.

   Section 8. Other Committees. The Board of Directors, from time to time, may appoint other committees for any purpose or purposes, and any such committee shall have such powers as shall be specified in the resolution of its appointment.

   Section   9.   Duties.  Any  committee,   including   the
Executive   Committee,  to  the  extent  provided   in   the
resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the
stockholders  the  sale,  lease  or  exchange  of   all   or
substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the By-Laws of the Company; and, unless the resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
                         ARTICLE VII

                   Certificates for Stock

      Section 1. Certificates. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by the Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.

   Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

   Section 3. Foreign Owners. The outstanding shares of the Company shall at all times be owned by citizens of the United States to such extent as will, in the judgment of the Board of Directors, reasonably assure the preservation of the Company's status as a United States citizen within the provisions of Section 2 of the Shipping Act, 1916, as amended, or any successor statute applicable to the business being conducted by the Company (the "Citizenship
Provisions"). The Board of Directors may restrict any original issuance of shares of the Company to citizens of the United States as such term is defined in the Citizenship Provisions ("United States Citizens"), and, in any event, shall from time to time establish, as a condition to the issuance or transfer of shares of the Company to non-United States Citizens, the minimum percentage of the total outstanding shares of the Company which shall be owned by United States Citizens, which minimum percentage may, in the discretion of the Board of Directors, exceed the minimum percentage required by law (the "Minimum Percentage"). Nothing herein shall be deemed to preclude ownership by United States Citizens of shares of the Company in excess of the Minimum Percentage.

   Certificates evidencing shares of stock of the Company may be issued in separate series, denominated respectively "Domestic Share Certificates" and "Foreign Share Certificates." Domestic Share Certificates shall be issued in respect of shares owned of record and beneficially by United States Citizens; Foreign Share Certificates shall be issued in respect of shares owned of record or beneficially by non-United States Citizens. Holders of Domestic Share Certificates and of Foreign Share Certificates shall have in all respects the same corporate status and corporate rights, share for share, except that transfers of Domestic Share Certificates to non-United States Citizens shall be restricted and, in certain circumstances, the rights of holders of Foreign Share Certificates shall be restricted, both as herein provided.

   If any shares evidenced by Domestic Share Certificates or Foreign Share Certificates shall be transferred to United States Citizens, the share certificates issued to the transferee in respect of the shares transferred shall be Domestic Share Certificates.

   If any shares evidenced by Domestic Share Certificates shall be proposed to be transferred to non-United States Citizens, the share certificates issued to the transferee in respect of the shares transferred shall be Foreign Share Certificates; provided, however, if the stock records of the Company shall disclose immediately prior to the time of such proposed transfer that (i) the maximum percentage of outstanding shares of voting stock of any class allowed to be owned by non-United States Citizens has been met or has been exceeded or (ii) the maximum percentage of outstanding shares of voting stock of any class allowed to be owned by non-United States Citizens would be exceeded as a result of such proposed transfer, no transfer of shares of such class represented by Domestic Share Certificates shall be made to non-United States Citizens.

   If   it   shall  be  found  by  the  Company  that  stock
represented by a Domestic Share Certificate is, in fact, owned of record or voted by or for the account of a non-United States Citizen, the holder of such stock shall, upon the request of the Secretary or the transfer agent of the Company, surrender such Domestic Share Certificate for cancellation in exchange for the issuance of a Foreign Share Certificate for such stock; provided, however, if the stock records of the Company shall disclose immediately prior to the time of such proposed exchange that (i) the maximum percentage of outstanding shares of voting stock of any class allowed to be owned by non-United States Citizens has been met or has been exceeded or (ii) the maximum percentage of outstanding shares of voting stock of any class allowed to be owned by non-United States Citizens would be exceeded as a result of such proposed exchange, then the exchange shall not be made and the holder of such stock represented by a Domestic Share Certificate shall not be entitled to receive dividends or to have any other rights, except the right to transfer such stock to a United States Citizen.

   The Board may establish from time to time reasonable procedures for establishing the citizenship of stockholders of the Company and, without limiting the foregoing, may require that in connection with each issue or transfer of shares of the Company the purchaser or transferee shall certify his citizenship status and such matters relevant thereto as the Board may require.

   The Board may also establish from time to time such other reasonable procedures as it may deem desirable for the purposes of implementing these provisions. As of the
OEffective TimeO under the Agreement and Plan of Merger, dated as of April 13, 1997 (the "Merger Agreement"), by and among Neptune Orient Lines Ltd., Neptune U.S.A., Inc. and the Company, this Section 3 of Article VII shall be of no further force and effect and shall be deemed to be deleted from this Article VII.

   Section 4. New Certificates. The Board of Directors may, or may designate certain persons to, authorize the issuance of a new certificate or certificates to replace any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such designated person may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Company a bond indemnity sufficient to indemnify it against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

   Section 5. Transfer of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

   Section 6. Fixing Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

   The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VIII

                          Dividends

   Section 1. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

   Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                         ARTICLE IX

             Indemnification; Advance of Expenses


     Section 1. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits
the         Company        to        provide         broader
indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article IX, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

      (b)   Each person referred to in Section 1(a) of  this
Article IX shall be paid by the Company the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the advancement of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) prior to the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately e determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise.

      (c)   The right to indemnification conferred  in  this
Article IX and the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition conferred in this Article IX each shall be a contract right.

      Section  2.   To  obtain  indemnification  under  this
Article IX, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within six years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined in the Company's 1989 Stock Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

      Section 3. If a claim under Section 1 of this Article IX is not paid in full by the Company within thirty days after a written claim pursuant to Section 2 of this Article IX has been received by the Company or, in the case of a claim pursuant to Section 1(b), within the 20-day period provided therein, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 4. If a determination shall have been made pursuant to Section 2 of this Article IX that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article IX.

      Section 5. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to
Section 3 of this Article IX that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article IX.

      Section 6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article IX shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

      Section 7. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee  or  agent  of the Company or another  corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Company maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article IX, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

      Section 8. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this
Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Company.

          Section 9.  If any provision or provisions of this
Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(2)  to the fullest extent possible, the provisions of  this
Article IX (including, without limitation, each such portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 10.  For purposes of this Article IX:

a. "Disinterested Director" means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

b. "Independent Counsel" means a law firm that is nationally recognized for its experience in mat ters of Delaware corporation law and shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant's rights under this Article IX.

     Section 11. Any notice, request or other communication required or permitted to be given to the Company under this
Article IX shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company.


                          ARTICLE X

                       Corporate Seal

   The Corporate seal shall have inscribed thereon the name of the Company and the words OIncorporated July l4, 1983, Delaware.O

                         ARTICLE XI

                         Amendments

   Any of these By-Laws may be altered, a mended or repealed by the affirmative vote of at least two thirds of the Directors of the Company, which shall include the affirmative vote of at least one Director of each class of the Board of Directors if the Board shall then be divided into classes or by the affirmative vote of the holders of seventy-five percent (75 %) of the shares of the Company entitled to vote in the election of Directors, voting as one class.